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                                 IMPORTANT

                           FRONTIER CORPORATION

                       ANNUAL MEETING OF SHAREOWNERS

                              APRIL 26, 1995


Dear Shareowner:

We have previously sent to you proxy material for the Annual Meeting of Frontier Corporation. As of this date, we have not received your voted proxy. Your Shares of Frontier Corporation are registered in the name of your broker as the holder of record.

             YOUR SHARES CANNOT BE VOTED ON CERTAIN PROPOSALS
                UNLESS YOU GIVE YOUR SPECIFIC INSTRUCTIONS

Please give your voting instructions by signing and returning the enclosed form of proxy. Your vote is important, regardless of the number of shares that you own.


                 A REPLY IS NECESSARY TO VOTE YOUR SHARES


                            PLEASE ACT PROMPTLY